Exhibit 10.2

                                SURGILIGHT, INC.
                                ----------------
                             2002 STOCK OPTION PLAN
                             ----------------------

     SURGILIGHT, INC., a Florida corporation, hereby adopts a stock option plan for its key employees, officers, directors and consultants, in accordance with the following terms and conditions.

     1. Purpose of the Plan. The purpose of the Plan is to advance the growth and development of the Company by affording an opportunity to executives, consultants and key employees of the Company as well as directors of the Company and its affiliates to purchase shares of the Company's common stock and to provide incentives for them to put forth maximum efforts for the success of the Company's business. The Plan is intended to permit certain designated stock options granted under the Plan to qualify as incentive stock options under
Section 422A of the Code.

     2. Definitions. For purposes of this Plan, the following capitalized terms shall have the meanings set forth below:

          "Board" means the board of directors of the Company.

          "Cause" means: (i) commission of a felony or a charge of theft, dishonesty, fraud or embezzlement; (ii) failure to adhere to Company's reasonable directives and policies, (iii) willful disobedience or insubordination; (iv) disclosing to a competitor or other unauthorized person, proprietary information, confidences or trade secrets of the Company or any Subsidiary; (v) recruitment of personnel of the Company or any Subsidiary on behalf of a competitor or potential competitor of the Company, any Subsidiary, or any successor thereof; (vi) solicitation of business on behalf of a competitor or potential competitor of the Company, any Subsidiary, or any successor thereof; or (vii) material breach of any employment or consulting agreement with the Company or any Subsidiary or any successor thereof.

          "Code" means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder and pursuant thereto, as currently in effect or as hereafter amended.

          "Committee" shall have the meaning set forth in Section 4.2.

          "Common Stock" means the common stock of the Company, par value $.001 per share.

          "Company" means SurgiLight, Inc., a Florida corporation, and its Subsidiaries.

          "Continuous Employment" means the absence by any employee of any interruption or termination of employment with the Company or any Subsidiary that now exists or hereafter is organized or acquired by the Company. Continuous

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Employment with the Company shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Company or in the case of transfers between locations of the Company or between any Subsidiary or successor thereof.

          "Eligible Employee" means any officer, or executive, managerial, or other employee of the Company or any Subsidiary. In order to be eligible for an Incentive Stock Option, a director or a consultant must also be a common law employee of the Company as provided in Section 422A of the Code; however, in order to be eligible for a Nonqualified Stock Option, a director or consultant need not be a common law employee of the Company.

          "Fair Market Value" of a Share on any date of reference shall be the Closing Price of a share of Common Stock on the date of grant, unless the Board in its sole discretion shall determine otherwise in a fair and uniform manner. For this purpose, the "Closing Price" of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, then the last reported sale price of the Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations, then the closing bid price. If the information set forth in clauses (i) or (ii) above is unavailable or inapplicable to the Company (e.g., if the Company's Common Stock is not then publicly traded or quoted), then the "Fair Market Value" of a Share shall be the fair market value (i.e., the price at which a willing seller would sell a Share to a willing buyer when neither is acting under compulsion and when both have reasonable knowledge of all relevant facts) of a share of the Common Stock on the business day immediately preceding such date as the Board in its sole and absolute discretion shall determine in a fair and uniform manner.

          "Incentive Stock Option" means a stock option granted to an Eligible Employee to purchase shares of Stock which is intended to qualify as an "incentive stock option," as defined in Section 422A of the Code.

          "Nonqualified Stock Option" means a stock option granted to an Optionee to purchase shares of Stock that is not intended to qualify as an Incentive Stock Option.

          "Option" means any unexercised and unexpired Incentive Stock Option or Nonqualified Stock Option issued under this Plan, or any portion thereof remaining unexercised and unexpired.

          "Option Grant" means a written agreement between the Company and an Optionee setting forth the terms and conditions of the Option granted by the Board to such Optionee.

          "Optionee" means any person who is granted an Option as provided in the Plan.

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          "Person" means shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, labor union or other entity or governmental body.

          "Plan" means the Company's 2001 Stock Option Plan.

          "Retirement" means (a) with respect to an Optionee who is an Eligible Employee, retirement from Continuous Employment with the Company after being in Continuous Employment for at least one (1) year and where the Optionee is 55 years of age or more, and (b) with respect to an Optionee who is a Member of the Board of the Company or the board of directors of any Subsidiary, retirement from service as a director after having served as a director of the Company or a subsidiary for a term of one (1) year or more and where the Optionee is 65 years of age or more.

          "Shareholder" means a holder of record of the Company's Common Stock.

          "Stock" means the authorized and unissued shares of the Company's Common Stock.

          "Subsidiary" means any present or future "subsidiary corporation" of the Company, as such term is defined in Section 425(f) of the Code, which the Board has elected to be covered by the Plan.

          Where applicable, the terms used in this Plan with reference to Options have the same meanings as the terms used in the Code.

     3.   Stock Subject to Option.

          3.1 Total Number of Shares. The total number of shares of Stock which may be issued by the Company to all Optionees under this Plan is three million (3,000,000) shares [please confirm that intent is 15% of current outstanding, not what is intended to be authorized following reincorporation]. The total number of shares of Stock that may be so issued may be increased only by a resolution adopted by the Board and approved by the Shareholders.

          3.2 Expired Options. If any Option granted under this Plan is terminated or expires for any reason whatsoever, in whole or in part, then the shares (or remaining shares) of Stock subject to that particular Option shall again be available for grant under this Plan.

     4.   Administration of the Plan.

          4.1 Board. This Plan shall be administered by the Board which may, from time to time, issue orders or adopt resolutions, not inconsistent with the provisions of the Plan, to interpret the provisions and supervise the administration of the Plan. All determinations shall be by the affirmative vote of a majority of the members of the Board at a meeting, or reduced to writing and signed by all of the members of the Board. Subject to the Company's Bylaws, all decisions made by the Board in selecting Optionees, establishing the number of shares and terms applicable to each Option, and in construing the provisions

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of this Plan shall be final, conclusive and binding on all persons, including the Company, Shareholders, Optionees, and purchasers of shares pursuant to this Plan. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or an Option granted hereunder.

          4.2 Stock Option Plan Committee. The Board may from time to time appoint a Stock Option Plan Committee consisting of not less than two (2) directors (the "Committee"). The Board may delegate to such Committee full power and authority to take any action required or permitted to be taken by the Board under this Plan, subject to restrictions on affiliate participation under the Securities Exchange Act of 1934, pertaining to, among other things, Section 16(b). All determinations shall be by the affirmative vote of a majority of the members of the Committee at a meeting, or reduced to writing and signed by all members of the Committee. The Board may, from time to time in its sole discretion, remove members from or add members to the Committee. Vacancies may be filled by the Board only. Where the context requires, the Board shall mean the Committee, if appointed, for matters dealing with administration of the Plan.

          4.3 Compliance with Internal Revenue Code. The Board shall at all times administer this Plan and make interpretations hereunder in such a manner that Options granted hereunder designated as Incentive Stock Options will meet the requirements of Section 422A of the Code.

     5.   Selection of Optionees.

          5.1 Discretion of the Board. In determining which Persons shall be offered Options as well as the terms thereof, the Board shall evaluate, among other things, (i) the duties and responsibilities of Eligible Employees, (ii) their past and prospective contributions to the success of the Company, (iii) the extent to which they are performing and will continue to perform outstanding services for the benefit of the Company, and (iv) such other factors as the Board deems relevant. All grants must be approved by a disinterested majority of the Board (or Committee, if appointed).

          5.2 Limitation on Grant of Incentive Stock Options. An Incentive Stock Option may not be granted to any Optionee if the grant of such Option to such Optionee would otherwise cause the aggregate fair market value (determined at the time the Option is granted) of the Stock for which Options are exercisable for the first time by such Optionee under all incentive stock option plans of the Company during any calendar year to exceed $100,000 [Limit is set by IRS. If you go exceed, then balance becomes nonqualified and taxed accordingly. Should advise employees of consequences if will be granted options in excess of limit]. Any options granted in excess of this limitation shall be Nonqualified Stock Options. The grant of Nonqualified Stock Options is not subject to limitations and may be granted at the sole discretion of the Board.

          5.3 Nondiscretionary Grants to Directors. Each member of the Board of Directors shall receive a Nonqualified Stock Option for 50,000 shares of Stock upon initial appointment to the Board and at each annual meeting of directors thereafter in consideration of the director's service on the Board of Directors

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for the coming year. All such options shall have a term of five (5) years, with
20,000 vesting immediately upon the date of grant and the remainder vesting in increments of 10,000 each on the anniversary of the date of grant for each of the three years following the date of grant.

     6. Option Grant Agreement. Subject to the provisions of this Plan, each Option granted to an Optionee shall be set forth in an Option Grant upon such terms and conditions as the Board determines, including a vesting schedule, if desired. Each such Option Grant shall incorporate the provisions of this Plan by reference. The date of the grant of an Option is the date specified in the Option Grant. Any Option Grant shall clearly identify such Options as Incentive Stock Options or Nonqualified Stock Options.

     7.   Option Exercise Prices.

          7.1 Determination of Option Exercise Price. The option exercise price for Stock shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the date of the grant of such Option. The option exercise price for Stock under an Incentive Stock Option granted to an Eligible Employee who possesses more than ten percent (10%) of the total combined voting power of all classes of common stock of the Company shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Stock on the date of the grant of such Option. Except as provided in Article 13 below, the option exercise price of any Option granted under the Plan shall not be subject to adjustment or amendment after such Option is granted. [What about adjustments in case of stock split, which is what Article 13 does. Also, did you want to allow exception with supermajority vote of shareholders?]

          7.2 Determination of Stock Ownership. For purposes of Articles 7 and 8, an Optionee's Stock ownership shall be determined by taking into account the rules of constructive ownership set forth in Section 424(d) of the Code.

     8. Term of Option. The term of an Option may vary within the sole discretion of the Board; however, the term of an Incentive Stock Option granted to an Eligible Employee shall not exceed ten (10) years from the date of grant of such Incentive Stock Option; provided, however, that the term shall not exceed five (5) years for any Optionee who possesses more than ten percent (10%) of the total, combined voting power of all classes of Common Stock of the Company. An Incentive Stock Option may be canceled only in connection with the termination of employment or death of the Optionee (as more particularly described in Article 9 hereof) or any unauthorized, attempted transfer or assignment of the Option (as more particularly described in Article 10 hereof). A Nonqualified Stock Option may be canceled only in connection with the termination of employment or death of an Optionee, the removal for cause of an Optionee who is a director, the breach by any consultant of its consulting agreement with the Company, or any unauthorized, attempted transfer or assignment of the Option.

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     9.   Exercise of Option.


          9.1 Limitation on Exercise of Option. Except as otherwise provided herein, the Board, in its sole discretion, may limit an Option by restricting its exercise, in whole or in part, to specified vesting periods or until specified conditions have occurred. The vesting periods and any restrictions will be set forth in the Option Grant.

          9.2 Exercise Prior to Cancellation. An Option shall be exercisable only during the term of the Option. Notwithstanding the preceding sentence, as long as the Option's term has not expired or terminated early, an Option that is otherwise exercisable in accordance with its provisions shall be exercisable as stated below.

              9.2.1 Long-term Service. An Option shall be exercisable in accordance with its terms for a period ending two (2) years after the effective date of termination of the Optionee's Continuous Employment with the Company, if an Optionee has been in Continuous Employment with the Company or any Subsidiary for a period of ten (10) years or more, unless Optionee's termination from employment with the Company or any Subsidiary is due to Retirement, in which case subsection 9.2.2 applies, or the Optionee was terminated for Cause, in which case the Option will terminated on the effective date of termination of employment.

              9.2.2 Retirement. An Option shall be exercisable in accordance with its terms for a period ending two (2) years after the date of Retirement from Continuous Employment with the Company or from service as a director of the Company or any Subsidiary, unless the Optionee was terminated from employment for Cause by the Company or was removed for Cause from the Board or the board of directors of any Subsidiary, in which case the Option will terminate on the effective date of termination of employment or removal as a director, as applicable.

              9.2.3 Other Termination of Employment. An Option shall be exercisable in accordance with its terms for a period of ______ days after the effective date of termination of the Optionee's Continuous Employment with the Company, where the termination of employment is not due to Retirement and the Optionee has been in Continuous Employment with the Company or any Subsidiary for less than ten (10) years, unless the Optionee was terminated for Cause, in which case the Option will terminate on the effective date of termination of employment; or

              9.2.4 Resignation from the Board - Three Years Service. An Option shall be exercisable in accordance with its terms for a period ending two (2) years after the date of resignation from the Board or from the board of directors of any Subsidiary where the Optionee has been in continuous service as a director of the Company or any Subsidiary for three (3) years or more, unless the Optionee has been removed as a director of the Company or any Subsidiary for Cause, , in which case the Option will terminate on the effective date of removal.

              9.2.5 Resignation From the Board - Less than Three Years Service. An Option shall be exercisable in accordance with its terms for a period ending one (1) year after the date of resignation from the Board or from the board of directors of any Subsidiary where the Optionee has been in continuous service as a director of the Company or any Subsidiary for less than three (3) years, unless (a) the resignation is due to Retirement, in which case subsection 9.2.2 applies, or (b) Optionee has been removed as a director of the Company or any Subsidiary for Cause, in which case the Option will terminate on the effective date of removal.

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              9.2.6 Death of Optionee. An Option shall be exercisable in accordance with its terms by the estate of the Optionee, within one (1) year after the date of the Optionee's death [what if long term service? Which controls?]; or

              9.2.7 Termination Due to Disability. An Option shall be exercisable in accordance with its terms within six (6) months after the Optionee's employment with the Company terminates if the Optionee becomes disabled during Continuous Employment with the Company and such disability is the cause of termination. [what if other sections apply, like long term service?]


          9.3 Method of Exercising an Option. Subject to the provisions of any particular Option Grant, including any provisions relating to vesting of an Option, an Optionee who desires to exercise an Option, in whole or in part, must first provide written notice to the Company stating in such written notice the number of shares of Stock such Optionee elects to purchase, and the time of the delivery thereof, which time shall be at least fifteen (15) days after the giving of such notice, unless an earlier date shall have been agreed upon by the Board. Upon receipt of such written notice, the Company shall provide the Optionee with that information required by applicable state and federal securities laws. If, after receipt of such information, the Optionee desires to withdraw such notice of exercise, then the Optionee may withdraw such notice of exercise by notifying the Company, in writing, prior to the time set forth for delivery of the shares of Stock. The date of exercise shall be the date a proper notice of exercise is received by the designated Company authority. An Optionee is under no obligation to exercise an Option or any part thereof.

          9.4 Payment for Stock. The exercise of any Option shall be contingent upon prior or simultaneous receipt by the Company of cash or a certified bank check to its order, transferable or redeemable shares of the Company's Stock, or any combination of the foregoing in an amount equal to the full option exercise price of the shares of Stock being purchased. For purposes of this Section 9.4, shares of the Company's Stock that are delivered in payment of the option exercise price shall be valued at their Fair Market Value as determined under the provisions of this Plan. In the alternative, the Board may, but is not required to, accept a promissory note, secured or unsecured, or other consideration in the amount of the option exercise price made by the Optionee and on terms and conditions satisfactory to the Board.

          9.5 Cashless Exercise. If the Board has elected to provide for cashless exercise in an Option Grant and if the fair market value of one share of Stock is greater than the full option exercise price of such share of Stock (at the date of calculation as set forth below), then in lieu of exercising any Option for cash, the Optionee may elect to receive Stock equal to the value (as determined below) of the Option (or the portion thereof being exercised) by delivering to the designated Company authority of the properly completed and endorsed Notice of Exercise of Option, in which event the Company shall issue to the Optionee a number of shares of Stock computed using the following formula:

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                  X = Y (A-B)
                      -------
                         A

         Where             X =      the number of shares of Stock to be issued
                                    to the Optionee

                           Y = the number of shares of Stock purchasable under the Option or, if only a portion of the Option is being exercised, then the portion of the Option being exercised (at the date of such calculation)

                           A = the fair market value of one share of the Company's Stock (at the date of such calculation)

                           B = the full Option exercise price of one share of Stock being purchased (as adjusted to the date of such calculation)

          9.6 Delivery of Stock to Optionee. Provided the Optionee has delivered proper notice of exercise and full payment of the purchase price, the Company shall undertake and follow all necessary procedures to make prompt delivery of the number of shares of Stock which the Optionee elects to purchase at the time specified in such notice. Such delivery, however, may be postponed, without postponing the actual date of exercise, at the sole discretion of the Company to enable the Company to comply with any applicable procedures, regulations, or listing requirements of any governmental agency, stock exchange, or regulatory authority. As a condition to the issuance of shares of Stock, the Company may require such additional payments from the Optionee as may be required to allow the Company to withhold any income taxes which the Company deems necessary to insure the Company that it can comply with any federal or state income tax withholding requirements.

     10.  Nontransferability of Options.

          10.1 General. Except as otherwise provided in section 9.2(c) above, an Option granted to an Optionee may be exercised only during such Optionee's lifetime by such Optionee. An Option may not be sold, exchanged, assigned, pledged, gifted, encumbered, hypothecated or otherwise transferred except by will or by the laws of descent and distribution. No Option or any right thereunder shall be subject to transfer by operation of law, execution, attachment, or similar process by any creditors of or claimants against the Optionee. Upon any attempted sale, assignment, transfer, exchange, pledge, gift, hypothecation or other encumbrance of any Option contrary to the provisions hereof, such Option and all rights thereunder shall immediately terminate and shall be null and void with respect to the transferee or assignee.

          10.2 Incentive Stock Options. With respect to Incentive Stock Options, notwithstanding anything else to the contrary in this Plan, no disposition or transfer of any Stock purchased under an Incentive Stock Option may be made by the Optionee within two (2) years from the date the Option was granted nor within one (1) year after the date the shares were transferred to the Optionee. Any Optionee who makes a transfer of Stock in violation of this Section 10.2 shall promptly provide the Company written notice of such transfer. Such transfer shall be deemed to disqualify the Option from treatment as an Incentive Stock Option and shall cause the Option to be treated as a Nonqualified Stock Option.

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     11. Tax Effects of Plan Participation. Incentive Stock Options granted under the Plan shall satisfy the requirements of Section 422A of the Code. The Optionee will not recognize any taxable income at the time of the Option grant, and, generally, no taxable income is recognized at the time that the Option is exercised. The Optionee will, however, recognize taxable income (generally in the form of capital gain) in the year in which the purchased shares are sold or otherwise made subject to disposition. For federal tax purposes, dispositions are divided into two categories:

          (i) The Optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the Optionee has held the shares for more than two (2) years after the grant date of the Option and more than one (1) year after the exercise date. If the Optionee fails to satisfy either of these two holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result. Upon a qualifying disposition of the shares, the Optionee will recognize long-term capital gains in an amount equal to the excess of (a) the amount realized upon the sale or other disposition of the purchased shares over (b) the exercise price paid for such shares.

          (ii) If there is a disqualifying disposition of the shares, or if the option is granted as a Nonqualified Stock Option, then the excess of (a) the fair market value of those shares on the date the Option was exercised over (b) the exercise price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain. If the Optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction for the taxable year in which such disposition occurs in an amount equal to the excess of (a) the fair market value of such shares on the date the Option was exercised over (b) the exercise price paid for the shares.

     12.  Compliance with Securities Laws.

          12.1 Restrictions on Transfer of Shares. The shares of Stock acquired by an Optionee pursuant to the exercise of an Option hereunder shall be freely transferable; provided, however, that any Option Grant may be subject to certain restrictions and conditions upon transfer of such Shares as determined by the Board; and provided further, however, that such shares of Stock may not be sold, transferred, pledged or hypothecated, unless (i) a registration statement covering the securities is effective under the Act and appropriate state securities laws, or (ii) an opinion of counsel, satisfactory to the Company, that such sale, transfer, pledge or hypothecation may legally be made without registration of such shares under federal or state securities laws has been received by the Company.

          12.2 Optionee's Written Statement. The Board, in its sole discretion, may require that, at the time an Optionee elects to exercise his option, the Optionee shall furnish a written statement to the Company that he is acquiring such shares of Stock for investment purposes only and that he has no intention of reselling or otherwise disposing of such Stock, along with a written acknowledgment that the Option and the shares of Stock pertaining to the Option are not registered under the Securities Act of 1933, as amended (the "Act"), Florida securities laws, or any other state securities laws. In the event that shares of Stock subject to the Option are registered with the Securities and Exchange Commission, an Optionee shall no longer be required to comply with this
Section 12.2.

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          12.3 Registration Requirements. If, at any time, the Board, in its sole discretion, determines that the listing, registration, or qualification of the shares of Stock subject to an Option upon any securities exchange or under any state or federal securities laws, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares thereunder, then the Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent, or approval shall have been effected or obtained (and the same shall have been free of any conditions not acceptable to the Board).

          12.4 Restrictive Legend. In order to enforce any restrictions imposed upon shares of Stock under this Plan or under the terms of Options granted under this Plan, the Company shall make appropriate notation in its stock records or, if applicable, shall issue an appropriate stock transfer instruction to the Company's stock transfer agent. In addition, the Company may cause a legend or legends to be placed on any certificates representing shares of Stock issued pursuant to this Plan, which legend or legends shall make appropriate reference to such restrictions in substantially the following form:

     These shares have not been registered under the Securities Act of 1933, as amended (the "Act"), the Florida securities laws, or any other state securities laws and, therefore, cannot be sold unless they are subsequently registered under the Act and any applicable state securities laws or an exemption from registration is available.

     The shares of Common Stock evidenced by this certificate have been issued under the SurgiLight, Inc. 2001 Stock Option Plan (the "Plan") and are subject to the terms and provisions of such Plan.

     13. Changes in Capital Structure of Company. In the event of a capital adjustment resulting from a stock dividend, stock split, reverse stock split, reclassification, or recapitalization, or by reason of a merger, consolidation, or other reorganization in which the Company is the surviving entity, the Board shall make such adjustment, if any, as it may deem appropriate in the number and kind of shares authorized by this Plan, or in the number, option exercise price and kind of shares covered by the Options granted. The Company shall give notice of any adjustment to each Optionee, and such adjustment shall be deemed conclusive. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Board, and any such adjustment may provide for the elimination of fractional shares.

     14. Reorganization, Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company or any merger or combination involving the Company in which the Company is not the surviving entity, or a transfer by the Company of substantially all of its assets or property to another corporation, or in the event any other corporation acquires control of the Company in a reorganization within the meaning of Section 368(a) of the Code,

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all outstanding Options shall thereupon terminate unless such Options are assumed or substitutes therefor are issued (within the meaning of Section 425(a) of the Code) by the surviving or acquiring corporation in any such merger, combination or other reorganization. Notwithstanding the previous sentence, the Company shall give at least fifteen (15) days written notice of such transaction to holders of unexercised Options prior to the effective date of such merger, combination, reorganization, dissolution or liquidation. The Board, in its sole discretion, may, but is not obligated or required to, elect to accelerate the vesting schedules of any of the Options previously issued upon such notice, and the holders thereof may, in such event, exercise such Options prior to such effective date, notwithstanding any time limitation previously placed on the exercise of such Options. The Board also shall have the authority to condition any such Option acceleration upon the subsequent termination of the Optionee's employment within a specified period following the change in control. The acceleration of Options in the event of such an acquisition of the Company or other change in control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a take-over attempt, or other effort to gain control of the Company.

     15. Application of Funds. All proceeds received by the Company from the exercise of Options shall be paid into its treasury and shall be used for general corporate purposes.

     16.  Optionee's Rights as a Holder of Shares.

          16.1 Prior to Exercise. No Optionee or his legal representatives, legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any share of Stock subject to an Option unless and until stock certificates representing such shares of Stock are issued to such person or persons pursuant to the terms of this Plan. Except as otherwise provided in
Article 13 of this Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

          16.2 Dividends After Exercise. Purchasers of Stock pursuant to this Plan will be entitled, after issuance of their stock certificates, to any dividends that may be declared and paid on the shares of Stock registered in their names. A stock certificate representing dividends declared and paid in shares of Stock shall be issued and delivered to the purchaser after such shares have been registered in the purchaser's name. Such stock certificate shall bear the legends set forth above and shall be subject to the provisions of this Plan, the Option Grant and any escrow arrangement.

          16.3 Voting Rights. Purchasers of shares of the Stock shall be entitled to receive all notices of meetings and exercise all voting rights of a Shareholder with respect to the shares of Stock purchased.

     17.  Amendment and Termination of the Plan.

          17.1 Discretion of the Board. The Board may amend or terminate this Plan at any time; including, without limitation, amendments with respect to vesting requirements, the form of payment of awards, and the effect of employment termination, provided, however, that (i) any such amendment or termination shall not adversely affect the rights of Optionees who were granted

Options prior thereto, (ii) any such amendment shall not result in a "modification" of any Option within the meaning of Section 425(h) of the Code, and (iii) any amendment which increases the total number of shares of Stock covered by this Plan shall be subject to obtaining the approval of the Shareholders.

          17.2 Automatic Termination. This Plan shall terminate ten (10) years after its effective date unless the Board shall, in its discretion, elect to terminate this Plan at an earlier date. Options may be granted under this Plan at any time and from time to time prior to termination of the Plan under this
Section 17.2. Any Option outstanding at the time the Plan is terminated under this Section 17.2 shall remain in effect until the Option is exercised or expires.

     18.  Miscellaneous.

          18.1 Notices. All notices and elections by an Optionee shall be in writing and delivered in person, by certified mail or nationally recognized courier service to the President or Secretary of the Company at the principal office of the Company.

          18.2 Effective Date of the Plan. The effective date of this Plan shall be the date on which the Board adopts the Plan.

          18.3 Employment. Nothing in the Plan or in any Option granted hereunder, or in any Option Grant relating thereto, shall confer upon any employee of the Company or any Subsidiary or any successor thereof the right to continue in the employ of the Company or any Subsidiary or any successor thereof.

          18.4 Plan Binding. The Plan shall be binding upon the successors and assigns of the Company and the heirs, administrators, successors, and permitted assigns of any Optionee.

          18.5 Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

          18.6 Headings. Captioned headings of paragraphs and subparagraphs hereof are inserted for convenience and reference and constitute no part of the Plan.

          18.7 Applicable Law. The validity, interpretation, and enforcement of this Plan are governed in all respects by the laws of the State of Florida and the United States of America.

     19. Indemnification. Each director of the Company ("Indemnified Party") shall be indemnified by the Company against all costs and reasonable expenses, including reasonable attorneys' fees, incurred by him in connection with any action, suit, or proceeding, or in connection with any appeal therefrom, to which he may be a party by reason of any action taken or failure to act under or in connection with this Plan or any Option granted hereunder, and against all amounts paid by such Indemnified Party in settlement thereof (provided such settlement is approved in advance by legal counsel selected by the Company) or paid by such Indemnified Party in satisfaction of a judgment in any such action, suit, or proceeding; provided, however, that, within sixty (60) days after institution of such action, suit, or proceeding, such Indemnified Party shall in writing offer the Company the opportunity, at its own expense, to defend the same; and provided, further, however, that anything contained in this Plan to the contrary notwithstanding, there shall be no indemnification of an Indemnified Party who is finally adjudged by a court of competent jurisdiction to be guilty of, or liable for, willful misconduct, gross neglect of duty, or criminal actions in connection with this Plan or an Option granted hereunder. The foregoing rights of indemnification shall be in addition to any other rights of indemnification that an Indemnified Party may have as a Director or officer of the Company.

Effective Date of Plan:  _______, 2002